Matt Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL PROVIDES INITIAL COMMENTS ON FOURTH QUARTER RESULTS

Pembroke, Bermuda, January 19, 2021 - AXIS Capital Holdings Limited ("AXIS Capital" or the "Company") (NYSE: AXS) today announced a preliminary fourth quarter net claims estimate in the range of $195 million to $205 million, pre-tax, for catastrophes and weather-related events.

The net claims estimate includes $125 million, pre-tax, for the COVID-19 pandemic. This amount was determined following an extensive review of potential exposures to the COVID-19 pandemic on all lines of business, both short and long-tail, which considered new information provided by clients, global shelter-in-place orders that came into effect in the fourth quarter and outcomes of recent court judgments, including the UK Supreme Court ruling. This amount is in addition to the estimate of $235 million recognized in the first quarter. The Company noted that its claims reserves provide for ultimate COVID-19 related losses across all lines of business incurred at December 31, 2020.

Separately, other catastrophe and weather-related losses in the range of $70 million to $80 million, pre-tax, include Hurricanes Zeta and Delta, and regional weather events in the United States.

In addition, AXIS Capital noted ongoing improvements in its current accident year loss ratios excluding catastrophe and weather-related losses consistent with progress observed earlier in 2020.

As previously announced, the Company's results will be discussed during its conference call on Thursday, January 28, 2021 at 9:30 AM (EST).

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity September 30, 2020 of $5.3 billion and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit the Company's website at www.axiscapital.com.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Website and Social Media Disclosure
The Company uses its website (www.axiscapital.com) and its corporate Twitter (@AXIS_Capital) and LinkedIn (AXIS Capital) accounts as channels of distribution of Company information. The information posted through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following the Company's press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received when enrolled in the Company's "E-mail Alerts" program, which can be found in the Investor Information section of the Company's website (www.axiscapital.com). The contents of the Company's website and social media channels are not part of this press release.

Please be sure to follow AXIS Capital on LinkedIn.

LinkedIn: http://bit.ly/2kRYbZ5

Risk and Uncertainties
The determination of the net claims estimate for the COVID-19 pandemic is based on the Company's ground-up assessment of coverage from individual contracts and treaties across all lines of business, including a review of modeling analyses and market information, where appropriate. In addition, the Company considers information received from clients, brokers and loss adjusters.

The net claims estimate related to the COVID-19 pandemic is subject to significant uncertainty. This uncertainty is driven by the inherent difficulty in making assumptions around the impact of the COVID-19 pandemic due to the lack of comparable events, the ongoing nature of the event, and its far-reaching impacts on world-wide economies and the health of the population. These assumptions include:

•the nature and the duration of the pandemic;
•the effects on health, the economy and the Company's customers;
•the response of government bodies including legislative, regulatory or judicial actions and social influences that could alter the interpretation of the Company's contracts;
•the coverage provided under the Company's contracts;
•the coverage provided by the Company's ceded reinsurance; and
•the evaluation of the net claim estimate and impact of claim mitigation actions.

The actual net ultimate amount of losses for this event may differ materially from the current net claims estimate.

The Company’s net claim estimate for other catastrophe and weather-related events is based on its ground-up assessment of losses from individual contracts and treaties exposed to the affected regions, including information from clients, brokers and loss adjusters. Industry insured loss estimates, market share analyses and catastrophe modeling analyses were also taken into account, where appropriate.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Due to the nature of these events, including the complexity of assessing the losses and factors contributing to those losses, the actual net ultimate amount of losses for these events may differ materially from the current net claims estimate.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. Forward-looking statements contained in this press release include without limitation information regarding estimates of losses for catastrophes and weather-related events including losses related to the COVID-19 pandemic. These statements involve risks, uncertainties and assumptions. Important factors that could cause actual events or results to differ materially from expectations, include but are not limited to, the following:

•the adverse impact of the ongoing COVID-19 pandemic on the Company's business, results of operations, financial condition and liquidity;
•the occurrence and magnitude of natural and man-made disasters;
•actual claims exceeding loss reserves;
•general economic, capital and credit market conditions;
•the failure of any of the loss limitation methods employed by the Company;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•the breach by third parties in the Company's program business of their obligations;
•the failure of the Company's cedants to adequately evaluate risks;
•the use of industry catastrophe models and changes to these models;
•changes in governmental regulations and potential government intervention in the industry;
•changes in the political environment of certain countries in which the Company operates or underwrites business including the United Kingdom's withdrawal from the European Union;
•fluctuations in interest rates, credit spreads, equity securities' prices and/or foreign currency values;
•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, ‘Risk Factors’ in the Company's most recent Annual Report on Form 10-K and Part II, Item 1A 'Risk Factors' in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in the Company's periodic and other filings with the SEC which are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors as the COVID-19 pandemic may have the effect of heightening many of the other risks and uncertainties described.

The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com